UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 13, 2013

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)

650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(a) Annual Meeting. The 2013 Annual Meeting of Shareholders of the Company was held on June 13, 2013.

(b) Matters Voted Upon; Voting Results.  The following matters were submitted for a vote of the Company’s shareholders.

Matter One.   Election of Directors.     Each of the eight nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Margaret Hayes Adame	80,283,060	1,235,257	1,705,596
Richard J. Coté	80,239,432	1,278,885	1,705,596
Efraim Grinberg	80,549,802	968,515	1,705,596
Alex Grinberg	80,238,731	1,279,586	1,705,596

Alan H. Howard	80,352,613	1,165,704	1,705,596
Richard Isserman	81,181,079	337,238	1,705,596
Nathan Leventhal	81,107,151	411,166	1,705,596
Maurice Reznik	81,180,079	338,238	1,705,596

Matter Two.     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2014.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
82,629,364	592,618	1,931	---

Matter Three.     Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
80,500,814	328,204	689,299	1,705,596

Matter Four.     Approval of the performance-based provisions of the 1996 Stock Incentive Plan as amended and restated as of April 8, 2004 and as further amended and restated as of April 4, 2013.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
80,508,120	491,454	518,743	1,705,596

Matter Five.     Approval of the amended and restated Deferred Compensation Plan for Executives.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
80,934,837	53,862	529,618	1,705,596

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 17, 2013
MOVADO GROUP, INC.
By:	/s/ Timothy F. Michno
Name: Timothy F. Michno Title: Ge General Counsel